Exhibit 99.1

TEXAS PACIFIC LAND CORPORATION ANNOUNCES SECOND QUARTER RESULTS
Earnings Call to be held 7:30 am CT on Thursday, August 4, 2022
DALLAS, TX (August 3, 2022) – Texas Pacific Land Corporation (NYSE: TPL) (the “Company” or "TPL") today announced its financial and operating results for the second quarter of 2022.
Second Quarter 2022 Highlights
•Net income of $118.9 million, or $15.37 per share (basic) and $15.37 per share (diluted)

•Revenues of $176.3 million

•Adjusted EBITDA(1) of $158.3 million

•Royalty production of 19.8 thousand barrels of oil equivalent per day

•$25.5 million of common stock repurchases

•At the end of the quarter, TPL's royalty acreage had an estimated 8.7 net well permits, 7.5 net drilled but uncompleted wells, 2.9 net completed wells, and 52.1 net producing wells.

•Published annual update of Environmental, Social and Governance ("ESG") disclosure including metrics for 2021

•Executed new agreements for bitcoin mining with Mawson Infrastructure Group Inc. ("Mawson") and JAI Energy ("JAI") and carbon capture and sequestration studies with Milestone Carbon, LLC ("Milestone Carbon").

Year-to-Date 2022 Highlights

•Net income of $216.8 million, or $28.02 per share (basic) and $28.01 per share (diluted)

•Revenues of $323.6 million

•Adjusted EBITDA(1) of $288.1 million

•Royalty production of 20.3 thousand barrels of oil equivalent per day

•$201.0 million of total dividends paid during 2022 (comprised of a $20.00 per share special dividend and $6.00 per share in regular dividends)

(1) Reconciliations of Non-GAAP measures are provided in the tables below.

“TPL continues to reap the rewards of strong oil and gas prices and supportive Permian Basin activity, with record quarter revenues from oil and gas royalties,” said Tyler Glover, Chief Executive Officer of the Company. “Beyond just oil and gas royalties, the Company’s other major surface-related revenue streams – easements and other surface-related income, water sales, and produced water royalties – all generated significant sequential quarterly revenue growth and contributed meaningful incremental cash flow. In addition, TPL continues to have numerous constructive conversations on a wide array of next-generation opportunities, and we were pleased to share updates on some of that progress during the quarter. We announced new ventures for TPL surface with a new alliance with Mawson and JAI to develop bitcoin mining and an agreement with Milestone Carbon to evaluate potential carbon sequestration.

We look forward to advancing these and other projects as we strive to maximize the value of TPL’s unique, expansive surface footprint.”

Financial Results for the Second Quarter of 2022

The Company reported net income of $118.9 million for the second quarter of 2022, an increase of 108.4% compared to net income of $57.0 million for the second quarter of 2021.

Our total revenues increased $80.3 million for the second quarter of 2022 compared to the same period of 2021, largely driven by the $63.1 million increase in oil and gas royalty revenue and the $13.0 million combined increase in water sales and produced water royalties. Our share of production was approximately 19.8 thousand barrels of oil equivalent ("Boe") per day for the second quarter of 2022 compared to 16.4 thousand Boe per day for the same period of 2021. The average realized price was $70.36 per Boe for the second quarter of 2022, compared to $40.83 per Boe for the comparable period of 2021. Water sales increased $9.8 million for the second quarter of 2022 compared to the second quarter of 2021 principally due to a 55.0% increase in the number of barrels of sourced and treated water sold. Our revenue streams are directly impacted by development and operating decisions in the Permian Basin made by our customers and by commodity prices, among other factors.

Our total operating expenses of $24.6 million for the second quarter of 2022 decreased slightly compared to the same period of 2021. Salaries and related employee expenses for the second quarter of 2022 compared to the same period of 2021 decreased approximately $3.7 million as expenses for 2021 included severance costs. Additionally, we are beginning to recognize the benefits of our ongoing investment in electrifying our water sourcing infrastructure through the reduction of certain expenses, principally fuel and equipment rental. Partially offsetting this decrease, the accrual for ad valorem taxes increased $2.0 million for the second quarter of 2022 compared to the same period of 2021.

Financial Results for the Six Months Ended June 30, 2022

The Company reported net income of $216.8 million for the six months ended June 30, 2022, an increase of 102.4% compared to net income of $107.1 million for the six months ended June 30, 2021.

Our total revenues increased $143.5 million for the six months ended June 30, 2022 compared to the same period of 2021, largely driven by the $117.7 million increase in oil and gas royalty revenue and the $21.2 million combined increase in water sales and produced water royalties. Our share of production was approximately 20.3 thousand Boe per day for the six months ended June 30, 2022 compared to 16.4 thousand Boe per day for the same period of 2021. The average realized price was $64.22 per Boe for the six months ended June 30, 2022 compared to $37.94 per Boe for the comparable period of 2021. Our revenue streams are directly impacted by commodity prices and development and operating decisions made by our customers and vary as the pace of development and oil demand varies.

Our total operating expenses of $47.6 million for the six months ended June 30, 2022 increased $0.8 million compared to the same period of 2021. Operating expenses for 2022 increased principally as a result of the Company recording a $4.0 million accrual for ad valorem taxes and contributing $250,000 to the Permian Basin Area Foundation in support of the initiative to renovate Hogan Park in Midland, Texas. Partially offsetting these increases, salaries and related employee expenses decreased due to the absence of severance costs in 2022. Additionally, we are beginning to recognize the benefits of our ongoing investment in electrifying our water sourcing infrastructure through the reduction of certain expenses, principally fuel and equipment rental.

Update on the Evaluation of the Board Declassification Process

On August 2, 2022, the Board of Directors, after consideration of a recommendation from the Nominating and Corporate Governance Committee, resolved to include a proposal to amend the Company’s charter to declassify the Board of Directors in its proxy materials for the Company's 2022 annual meeting of stockholders.

Quarterly Dividend Declared

On August 2, 2022, the Board declared a quarterly cash dividend of $3.00 per share, payable on September 15, 2022 to stockholders of record at the close of business on September 8, 2022.

Conference Call and Webcast Information

The Company will hold a conference call on Thursday, August 4, 2022 at 7:30 a.m. Central Time to discuss second quarter results. A live webcast of the conference call will be available on the Investors section of the Company’s website at http://www.TexasPacific.com. To listen to the live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register and install any necessary audio software.

The conference call can also be accessed by dialing 1-800-950-1454 or 1-212-231-2924. The telephone replay can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 and providing the conference ID# 22019661. The telephone replay will be available starting shortly after the call through August 18, 2022.

About Texas Pacific Land Corporation

Texas Pacific Land Corporation is one of the largest landowners in the State of Texas with approximately 880,000 acres of land in West Texas, with the majority of its ownership concentrated in the Permian Basin. The Company is not an oil and gas producer, but its surface and royalty ownership provide revenue opportunities throughout the life cycle of a well. These revenue opportunities include fixed fee payments for use of our land, revenue for sales of materials (caliche) used in the construction of infrastructure, providing sourced water and/or treated produced water, revenue from our oil and gas royalty interests, and revenues related to saltwater disposal on our land. The Company also generates revenue from pipeline, power line and utility easements, commercial leases and temporary permits related to a variety of land uses including midstream infrastructure projects and hydrocarbon processing facilities.

Visit TPL at http://www.TexasPacific.com.

Cautionary Statement Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on TPL’s beliefs, as well as assumptions made by, and information currently available to, TPL, and therefore involve risks and uncertainties that are difficult to predict. Generally, future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” and the words “believe,” “anticipate,” “continue,” “intend,” “expect” and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, references to strategies, plans, objectives, expectations, intentions, assumptions, future operations and prospects and other statements that are not historical facts. You should not place undue reliance on forward-looking statements. Although TPL believes that plans, intentions and expectations reflected in or suggested by any forward-looking statements made herein are reasonable, TPL may be unable to achieve such plans, intentions or expectations and actual results, and performance or achievements may vary materially and adversely from those envisaged in this news release due to a number of factors including, but not limited to: the potential future impact of COVID-19 on the global and U.S. economies as well as on TPL’s financial condition and business operations; the initiation or outcome of potential litigation; and any changes in general economic and/or industry specific conditions. These risks, as well as other risks associated with TPL are also more fully discussed in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. You can access TPL’s filings with the SEC through the SEC website at http://www.sec.gov and TPL strongly encourages you to do so. Except as required by applicable law, TPL undertakes no obligation to update any forward-looking statements or other statements herein for revisions or changes after this communication is made.

Contact:

Investor Relations
IR@TexasPacific.com

FINANCIAL AND OPERATIONAL RESULTS
(dollars in thousands) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Our share of production volumes(1):
Oil (MBbls)	813	683	1,609	1,328
Natural gas (MMcf)	2,912	2,807	6,191	5,516
NGL (MBbls)	507	342	1,035	725
Equivalents (MBoe)	1,805	1,493	3,676	2,973
Equivalents per day (MBoe/d)	19.8	16.4	20.3	16.4

Oil and gas royalty revenue:
Oil royalties	$83,966	$42,577	$155,647	$76,826
Natural gas royalties	17,650	7,512	33,825	14,872
NGL royalties	19,652	8,115	35,968	16,039
Total oil and gas royalties	$121,268	$58,204	$225,440	$107,737

Realized prices:
Oil ($/Bbl)	$108.16	$65.30	$101.27	$60.55
Natural gas ($/Mcf)	$6.55	$2.89	$5.91	$2.91
NGL ($/Bbl)	$41.93	$25.64	$37.59	$23.91
Equivalents ($/Boe)	$70.36	$40.83	$64.22	$37.94

(1)	Term	Definition
	Bbl	One stock tank barrel of 42 U.S. gallons liquid volume used herein in reference to crude oil, condensate or NGLs.
	MBbls	One thousand barrels of crude oil, condensate or NGLs.
	MBoe	One thousand Boe.
	MBoe/d	One thousand Boe per day.
	Mcf	One thousand cubic feet of natural gas.
	MMcf	One million cubic feet of natural gas.
	NGL	Natural gas liquids. Hydrocarbons found in natural gas that may be extracted as liquefied petroleum gas and natural gasoline.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per share amounts) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues:
Oil and gas royalties	$121,268	$58,204	$225,440	$107,737
Water sales	22,272	12,473	41,092	25,429
Produced water royalties	18,669	15,458	33,539	28,007
Easements and other surface-related income	13,990	8,977	23,182	18,024
Land sales and other operating revenue	71	820	352	890
Total revenues	176,270	95,932	323,605	180,087

Expenses:
Salaries and related employee expenses	9,588	13,271	18,973	23,250
Water service-related expenses	3,915	3,551	6,697	6,849
General and administrative expenses	3,705	2,841	6,705	5,647
Legal and professional fees	1,163	1,141	2,882	3,353
Ad valorem taxes	2,011	—	4,021	—
Depreciation, depletion and amortization	4,180	3,858	8,306	7,696
Total operating expenses	24,562	24,662	47,584	46,795

Operating income	151,708	71,270	276,021	133,292

Other income, net	630	406	706	411
Income before income taxes	152,338	71,676	276,727	133,703
Income tax expense	33,444	14,630	59,933	26,605
Net income	$118,894	$57,046	$216,794	$107,098

Net income per share of common stock
Basic	$15.37	$7.36	$28.02	$13.81
Diluted	$15.37	$7.36	$28.01	$13.81

Weighted average number of shares of common stock outstanding
Basic	7,733,730	7,755,886	7,737,527	7,756,020
Diluted	7,737,112	7,755,886	7,739,859	7,756,020

SEGMENT OPERATING RESULTS
(in thousands) (unaudited)

	Three Months Ended June 30,
	2022		2021
Revenues:
Land and resource management:
Oil and gas royalty revenue	$121,268	68%	$58,204	60%
Easements and other surface-related income	12,046	7%	8,217	9%
Land sales and other operating revenue	71	—%	820	1%
Total land and resource management revenue	133,385	75%	67,241	70%

Water services and operations:
Water sales	22,272	13%	12,473	13%
Produced water royalties	18,669	11%	15,458	16%
Easements and other surface-related income	1,944	1%	760	1%
Total water services and operations revenue	42,885	25%	28,691	30%
Total consolidated revenues	$176,270	100%	$95,932	100%

Net income:
Land and resource management	$96,074	81%	$45,443	80%
Water services and operations	22,820	19%	11,603	20%
Total consolidated net income	$118,894	100%	$57,046	100%

	Six Months Ended June 30,
	2022		2021
Revenues:
Land and resource management:
Oil and gas royalty revenue	$225,440	70%	$107,737	60%
Easements and other surface-related income	20,940	6%	16,404	9%
Land sales and other operating revenue	352	—%	890	—%
Total land and resource management revenue	246,732	76%	125,031	69%

Water services and operations:
Water sales	41,092	13%	25,429	14%
Produced water royalties	33,539	10%	28,007	16%
Easements and other surface-related income	2,242	1%	1,620	1%
Total water services and operations revenue	76,873	24%	55,056	31%
Total consolidated revenues	$323,605	100%	$180,087	100%

Net income:
Land and resource management	$177,230	82%	$84,956	79%
Water services and operations	39,564	18%	22,142	21%
Total consolidated net income	$216,794	100%	$107,098	100%

NON-GAAP PERFORMANCE MEASURES AND DEFINITIONS

In addition to amounts presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we also present certain supplemental non-GAAP measurements. These measurements are not to be considered more relevant or accurate than the measurements presented in accordance with GAAP. In compliance with the requirements of the SEC, our non-GAAP measurements are reconciled to net income, the most directly comparable GAAP performance measure. For all non-GAAP measurements, neither the SEC nor any other regulatory body has passed judgment on these non-GAAP measurements.

EBITDA and Adjusted EBITDA

EBITDA is a non-GAAP financial measurement of earnings before interest, taxes, depreciation, depletion and amortization. Its purpose is to highlight earnings without finance, taxes, and depreciation, depletion and amortization expense, and its use is limited to specialized analysis. We calculate Adjusted EBITDA as EBITDA excluding the impact of certain non-cash, non-recurring and/or unusual, non-operating items, including, but not limited to: employee share-based compensation, conversion costs related to our Corporate Reorganization, and severance costs. We have presented EBITDA and Adjusted EBITDA because we believe that both are useful supplements to net income in analyzing operating performance.

The following table presents a reconciliation of net income to EBITDA and Adjusted EBITDA for the three and six months ended June 30, 2022 and 2021 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income	$118,894	$57,046	$216,794	$107,098
Add:
Income tax expense	33,444	14,630	59,933	26,605
Depreciation, depletion and amortization	4,180	3,858	8,306	7,696
EBITDA	156,518	75,534	285,033	141,399
Add:
Employee share-based compensation	1,760	—	3,079	—
Conversion costs related to our corporate reorganization	—	53	—	2,026
Severance costs	—	4,680	—	6,680
Adjusted EBITDA	$158,278	$80,267	$288,112	$150,105